UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021 (May 20, 2021)

HERON LAKE BIOENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue, Heron Lake, MN	56137-1375
(Address of principal executive offices)	(Zip Code)

(507) 793-0077
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Item 5.02(b) Resignation of Steve Christensen as Chief Executive Officer

On or about May 20, 2021, Steve Christensen resigned as chief executive officer (“CEO”) of Heron Lake BioEnergy, LLC, (“HLBE”) effective May 26, 2021. Christensen is the CEO of Granite Falls Energy, LLC, which is the majority owner of HLBE, and also serves as the CEO of HLBE pursuant to a management services agreement between GFE and HLBE (the “Management Services Agreement”). Under the Management Services Agreement, GFE and HLBE share executive officers. Christensen previously executed an Separation Agreement dated February 17, 2021 (the “Separation Agreement”). Pursuant to the Separation Agreement, Christensen will continue as an employee of HLBE through December 31, 2021, for the purposes of aiding in the transition of HLBE’s new CEO. This description of the Separation Agreement is qualified in its entirety by reference to the actual Separation Agreement, a copy of which is available in HLBE’s Form 8-K filing dated February 17, 2021.

Item 5.02(c) Appointment of Jeffrey Oestmann as Chief Executive Officer

On or about May 20, 2021, GFE appointed Jeffrey Oestmann, to serve as GFE’s CEO effective May 26, 2021. Oestmann will also serve as the CEO of HLBE effective May 26, 2021, pursuant the Management Services Agreement, under which GFE and HLBE share executive officers.

Oestmann executed a letter of employment dated May 20, 2021 (the “Agreement”). Pursuant to the Agreement, Oestmann’s tenure as CEO will begin May 26, 2021, and he will earn a base salary of $278,180. Oestmann will be entitled to certain benefits including a signing bonus, performance bonuses, expense reimbursement, moving allowance, paid time off, 401K, health and dental benefits, long-term disability, and life insurance, as set forth in the Agreement. Oestmann’s employment is at-will. The Agreement includes a covenant not to compete. This description of the Agreement is qualified in its entirety by reference to the actual Agreement, a copy of which is attached hereto as an exhibit and incorporated herein by reference.

Oestmann is 57 years old and has worked in the agriculture and bio-fuel sectors for approximately 27 years. From 2013 to 2017, Oestmann served as President and CEO of East Kansas Agri-Energy, LLC, which operates an ethanol plant in Garnett, Kansas. From 2017 to 2019, Oestmann worked for Syngenta, an agricultural science and technology company, as Head of Accounts and subsequently as Head of Bio-Fuel Operations. Neither East Kansas Agri-Energy, LLC, nor Syngenta is an affiliate, subsidiary, or parent of HLBE or GFE.

Oestmann does not have any family relationships with any executive officer or director of HLBE.

Oestmann is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01 - Financial Statements and Exhibits

(a)None.

(b)None.

(c)None.

(d)Exhibits.

Exhibit No.	Description
10.1	Letter of Employment between Jeffrey Oestmann and Granite Falls Energy, LLC, dated May 20, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

Date: May 24, 2021	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer